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                                  Exhibit 23.4

                      CONSENT OF SUTTLE AND STALMAKER. PLLC





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SUTTLE & STALNAKER
Certified Public Accountants



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Energy Services of America Corporation (formerly Energy Services Acquisition Corp.) on Form S-8 of our report dated December 19, 2008, on our audit of the financial statements of C. J. Hughes Construction Company, Inc. as of August 15, 2008 and December 31, 2007 and for the period of January 1, 2008 through August 15, 2008 and for the year ended December 31, 2007, appearing in the Annual Report on Form 10-K of Energy Services of America Corporation for the year ended September 30, 2008.


/s/ Suttle & Stalnaker, PLLC


Charleston, West Virginia
January 15, 2009






            The Virginia Center.1411 Virginia Street, East.Suite 100
                        Charleston, West Virginia 25301
              Phone 304-343-4126 or 800-788-3844. Fax 304-343-8008


         Towne Square.201 Third Street.PO Box 149.Parkersburg, WV 26102
                      Phone 304-485-6584. Fax 304-485-0971
                   www.suttlepas.com.email cpa@suttlepas.com
                    A Professional Limited Liability Company